U.S. Securities and Exchange Commission
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) January 9, 2013
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Commission File No. 000-53727
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United Mines, Inc.
(Name of small business issuer as specified in its charter)

Arizona	83-0452269
State of Incorporation	IRS Employer Identification No.

7301 East 22nd Street, Suite 6W, Tucson, AZ 85710
(Address of principal executive offices)

 (520) 777-7130
(Issuer’s telephone number)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS.

The Results Of An Independent Forensic Examination Of United Mines, Inc.

On June 12, 2012, at a duly constituted Special Meeting of the Board of Directors of United Mines, Inc., Glenn E. Martin and Nicole M. Breen were terminated as officers of United Mines by the Board.  On July 5, 2012, United Mines, four (4) members of the Board of Directors, and three (3) shareholders filed an action in the Superior Court of the State of Arizona against Glenn E. Martin, Nicole M. Breen, Ryan Breen, Nicole’s husband, and GEM Management Group, LLC, seeking damages, Case No. C2012-5545 (“the Litigation”).  Subsequent to the filing of the Litigation, Counsel for United Mines, Inc. retained Simon Consulting, LLC, an independent consulting and accounting firm located in Phoenix, Arizona to conduct a forensic fraud examination concerning the actions of Mr. Martin and Mrs. Breen as officers of United Mines prior to their termination.

On December 17, 2012, Simon Consulting, LLC issued its report (“the Report”).  A copy of the Report and the Curriculum Vitae of Peter S. Davis and Scott E. Evans of Simon Consulting who prepared the Report are attached hereto as Exhibit 99.1. The Conclusion of the report is as follows:

“The evidence indicates that Mr. Martin, as United Mines CEO, knowingly approved and paid Falsified Invoices which reflected work that was not done and Mr. Martin submitted the Falsified Invoices to the Land Department. These Falsified Invoices were recorded as expenses in United Mines accounting records as if the work was completed. On at least two occasions, the bulk of inappropriately paid funds were returned to United Mines and recorded as stock purchases in United Mines accounting records. Simon has been unable to determine the disposition of all the funds paid out related to the Falsified Invoices. The Falsified Invoices may create a liability to the Land Department and may have other adverse repercussions for United Mines.

United Mines’ financial statements are materially misstated as a result of the payments made on the Falsified Invoices. The Falsified Invoices misled stakeholders, including the Land Department, shareholders and others to think that the Company was performing   exploration work. The return to the Company of the payments on the Falsified Invoices also gave the false appearance that the Company was obtaining additional capital.

The Pilgrim Claim was sold without Board approval, without obtaining an independent indication of value and was transferred at a price tens of millions of dollars below the value claimed by Mr. Martin and by the buyer (Eretz Mining). Given Mr. Orman’s involvement with both United Mines and Ertez Mining, and Mr. Breen’s apparent purchase of Ertez Mining stock the sale was not an arm’s length third party transaction.

Obtaining the financial records from the Defendants, and other investors in the Company, is recommended to further investigate the disposition of the funds paid on the Falsified Invoices and to determine if other improper transactions occurred. Additionally, United Mines may have payroll taxes liabilities due to compensation paid to Mr. Martin and Ms. Breen.(The Report, pages. 18-19)

There are additional issues discussed in detail in the Report such as prior management’s failure to comply with SEC reporting requirements and the effect of non-reported executive compensation, among other issues. Current management recommends that the entire Report be reviewed.

A complete copy of the Report, which includes all exhibits, may be obtained by contacting the Company.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit No.	Description

99.1	The Forensic Report

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934 the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Registrant	United Mines, Inc.

Date: January 9, 2013	By:	/s/ Lawrence G. Dykers
Lawrence G. Dykers
Chief Executive Officer